                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-78220 and 33-78222 of NSD Bancorp, Inc. on Form S-8 of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of NSD Bancorp, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
March 29, 2000